Exhibit 99.2

SurveyMonkey Announces Fourth Quarter and Fiscal Year 2019 Financial Results

 Company Delivers Record Revenue in 2019, Surpasses $300 million and 21% YoY growth

Fourth Quarter Enterprise Sales Revenue Grew 145% Year-over-Year to 25% of Total Revenue

Adds over 3,000 Enterprise Customers in 2019

SAN MATEO, Calif.— February 13, 2020 — SurveyMonkey (Nasdaq: SVMK), a leading global survey software company, today announced that its parent company, SVMK Inc., reported fourth quarter and full year 2019 financial results for the period ended December 31, 2019.

“SurveyMonkey delivered a strong fourth quarter with 24% year-over-year revenue growth. Enterprise sales accounted for 25% of our revenue, up from 13% one year ago. We added world-class businesses to our growing customer roster, including CBS Interactive, Duracell, CORT, and Office Depot Europe,” said Zander Lurie, CEO at SurveyMonkey. “2019 was a banner year for the company: we expanded our global footprint with the launch of our Dublin data center and the acquisition of Usabilla in Amsterdam, acquired GetFeedback to enhance our Customer Experience solutions for the Salesforce ecosystem, and eclipsed $300 million of annual revenue. Our disciplined investments enabled us to deliver 17% unlevered free cash flow margin in conjunction with our accelerated revenue growth. I’ve never been more excited about the opportunity ahead.”

Q4 2019 Key Results

●	Revenue was $84.3 million, an increase of 24% year-over-year.
●

Enterprise sales revenue was approximately 25% of total revenue, up from approximately 13% in Q4 2018 and 23% in Q3 2019. We ended the quarter with 6,578 enterprise sales customers, up 84% from 3,566 in Q4 2018.

●	Deferred revenue was $141 million, an increase of 39% year-over-year. Remaining performance obligation was $160.7M, an increase of 45% year-over-year.
●

Paying users totaled 720,921, an increase of 74,194, or 11% from 646,727 in Q4 2018, and an increase of 7,704 paying users from Q3 2019. Approximately 84% of our paying users were on annual plans, up from 77% a year ago.

●	Average revenue per user was $467, up 10% from $425 in Q4 2018 and up 4% from $448 in Q3 2019.
●	GAAP operating margin was (23%) and non-GAAP operating margin was (1%).
●	GAAP net loss was ($21.3) million and Adjusted EBITDA was $8.3 million.
●	GAAP basic and diluted net loss per share was ($0.16). Non-GAAP basic and diluted net loss per share was ($0.02).
●	Net cash provided by operating activities was $9.4 million, free cash flow was $6.6 million and unlevered free cash flow was $9.7 million for 11%, 8% and 11% margin, respectively.

Full Year 2019 Key Results

●	Revenue was $307.4 million, an increase of 21% year-over-year.
●	Enterprise sales revenue was approximately 21% of total revenue, up from approximately 12% in 2018.
●	GAAP operating margin was (22%) and non-GAAP operating margin was 1%.
●	GAAP net loss was ($73.9) million and Adjusted EBITDA was $38.6 million.
●	Net cash provided by operating activities was $54.7 million, free cash flow was $40.2 million and unlevered free cash flow was $53.7 million, for 18%, 13% and 17% margin, respectively.
●	Cash and cash equivalents totaled $131.0 million and total debt was $215.5 million for net debt of $84.5 million.

Full Year 2019 Business Milestones

Customer Experience (CX)

●	SurveyMonkey acquired GetFeedback, a CX solution designed for the Salesforce ecosystem.
●	SurveyMonkey acquired Usabilla, a leading global Voice of Customer (VoC) technology provider company, based in Amsterdam.

Market Research

●	Audience Premium launched to help professionals gather deeper, faster insights.

International

●	SurveyMonkey achieved International Organization for Standardization (ISO) 27001 security recognition from the British Standards Institute.
●	SurveyMonkey advanced cloud operations in Europe for enterprise customers with the launch of a Dublin datacenter.

Culture

●	SurveyMonkey appointed Debbie Clifford as CFO and Eric Johnson as CIO.
●	SurveyMonkey recognized as best place to work on annual round-ups by Fortune, Best Place to Work, and Glassdoor.
●	SurveyMonkey ranked #1 in the Enterprise Feedback software category in the Fall 2019 G2 Grid, ranked #1 survey software solution by Capterra’s Top 20 Survey Software report.

SurveyMonkey posted a shareholder letter with complete fourth quarter and fiscal 2019 financial results and management commentary on its investor relations website at investor.surveymonkey.com.

Financial Outlook

Q1 2020
Revenue	$85 million - $86 million	25% YoY growth
Non-GAAP operating margin	-4% to -2%

FY 2020
Revenue	$375 million - $381 million	22% - 24% YoY growth
Non-GAAP Operating Margin	1% to 2%
Free Cash Flow	$40 million - $43 million

We define free cash flow as operating cash flow less capital expenditures. We believe this metric provides a better view of our working capital management than unlevered free cash flow. Therefore, we will guide to free cash flow going forward. You can find a comprehensive explanation of non-GAAP measures at the end of this press release.

We expect basic and diluted weighted average shares outstanding to be approximately 136 million in Q1 and 139 million for the full year 2020.

Conference Call Information

We will host a conference call today to discuss our Q4 and Fiscal 2019 business and financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (866) 417-2046 or (409) 217-8231. To listen to a live audio webcast, please visit SurveyMonkey’s Investor Relations website at investor.surveymonkey.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through February 20, 2020 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 2277176#.

Upcoming Events

Zander Lurie, CEO, will be presenting at the 2020 JMP Securities Technology Conference in San Francisco, CA on Tuesday, February 25, 2020.  A live webcast will be accessible from the SurveyMonkey investor relations website at investor.surveymonkey.com. Following the event, a replay will be made available at the same location. Debbie Clifford, CFO, and Tom Hale, President, will also be hosting one-on-one meetings at the SunTrust Technology, Internet, & Services Conference in New York, NY on Tuesday, March 10, 2020.

About SurveyMonkey

SurveyMonkey is a leading global survey software company on a mission to power the curious. The company’s platform empowers over 17 million active users to measure and understand feedback from employees, customers, website and app users, and the market. SurveyMonkey’s products, enterprise solutions and integrations enable more than 335,000 organizations to solve daily challenges, from delivering better customer experiences to increasing employee retention. With SurveyMonkey, organizations around the world can transform feedback into business intelligence that drives growth and innovation.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@surveymonkey.com

Media Contact:

Lara Sasken

lsasken@surveymonkey.com

Source: SurveyMonkey Inc.

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (1)

(in thousands)	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$131,035	$153,807
Accounts receivable, net	17,795	7,336
Deferred commissions, current	3,078	1,981
Prepaid expenses and other current assets	9,382	7,081
Total current assets	161,290	170,205
Property and equipment, net	35,072	117,718
Operating lease right-of-use assets	63,904	—
Capitalized internal-use software, net	33,156	33,280
Acquisition intangible assets, net	33,150	9,324
Goodwill	462,927	336,861
Deferred commissions, non-current	5,384	3,317
Other assets	9,376	8,643
Total assets	$804,259	$679,348
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,677	$2,804
Accrued expenses and other current liabilities	16,077	9,692
Accrued compensation	24,031	20,070
Deferred revenue	139,990	101,236
Operating lease liabilities, current	8,381	—
Debt, current	1,900	1,900
Total current liabilities	193,056	135,702
Deferred tax liabilities	4,870	4,246
Debt, non-current	213,616	215,515
Financing obligation on leased facility	—	92,009
Operating lease liabilities, non-current	82,668	—
Other non-current liabilities	8,065	12,493
Total liabilities	502,275	459,965
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	705,143	551,937
Accumulated other comprehensive loss	(444)	(287)
Accumulated deficit	(402,716)	(332,268)
Total stockholders’ equity	301,984	219,383
Total liabilities and stockholders’ equity	$804,259	$679,348

(1)	The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented as of December 31, 2019 are under ASC 842 and amounts presented as of December 31, 2018 are under ASC 840.

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (1)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2019	2018	2019	2018
Revenue	$84,324	$67,932	$307,421	$254,324
Cost of revenue(2)(3)	20,321	19,015	76,524	77,982
Gross profit	64,003	48,917	230,897	176,342
Operating expenses:
Research and development(2)	24,614	20,191	90,545	106,188
Sales and marketing (2)(3)	36,908	24,174	123,573	95,783
General and administrative(2)	21,994	20,530	83,288	97,339
Restructuring	—	3,492	(66)	3,525
Total operating expenses	83,516	68,387	297,340	302,835
Loss from operations	(19,513)	(19,470)	(66,443)	(126,493)
Interest expense	3,279	5,620	14,157	27,801
Other non-operating (income) expense, net	(521)	430	(3,962)	298
Loss before income taxes	(22,271)	(25,520)	(76,638)	(154,592)
Provision for (benefit from) income taxes	(977)	(322)	(2,779)	148
Net loss	$(21,294)	$(25,198)	$(73,859)	$(154,740)
Net loss per share, basic and diluted	$(0.16)	$(0.20)	$(0.56)	$(1.43)
Weighted-average shares used in computing basic and diluted net loss per share	134,969	125,454	131,568	107,900

(1)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the quarter and year ended December 31, 2019 are under ASC 842 and amounts presented for the quarter and year ended December 31, 2018 are under ASC 840.

(2)	Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Cost of revenue	$853	$1,155	$3,658	$8,931
Research and development	5,296	4,836	21,159	48,739
Sales and marketing	3,236	2,635	11,950	19,046
General and administrative	5,813	7,040	23,478	55,054
Stock-based compensation, net of amounts capitalized	$15,198	$15,666	$60,245	$131,770

(3)	Includes amortization of acquisition intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Cost of revenue	$1,917	$488	$5,365	$1,952
Sales and marketing	1,363	545	3,630	2,318
Amortization of acquisition intangible assets	$3,280	$1,033	$8,995	$4,270

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Year Ended December 31,
(in thousands)	2019	2018
Cash flows from operating activities
Net loss	$(73,859)	$(154,740)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44,832	47,166
Non-cash leases expense	12,537	—
Stock-based compensation expense, net of amounts capitalized	60,245	131,770
Amortization of debt discount and issuance costs	301	902
Deferred income taxes	(3,676)	(508)
Loss on debt extinguishment	—	941
Gain on sale of a private company investment	(1,001)	(999)
Impairment of property and equipment	—	2,821
Other	(157)	1,798
Changes in assets and liabilities:
Accounts receivable	(7,239)	(1,958)
Prepaid expenses and other assets	(5,172)	(5,565)
Accounts payable and accrued liabilities	8,318	3,564
Accrued interest on financing lease obligation, net of payments	—	(1,376)
Accrued compensation	2,232	5,203
Deferred revenue	31,181	16,353
Operating lease liabilities	(13,890)	—
Net cash provided by operating activities	54,652	45,372
Cash flows from investing activities
Acquisitions, net of cash acquired	(114,603)	—
Purchases of property and equipment	(2,450)	(9,981)
Capitalized internal-use software	(12,034)	(12,052)
Proceeds from sale of a private company investment	1,001	999
Net cash used in investing activities	(128,086)	(21,034)
Cash flows from financing activities
Proceeds from initial public offering, net	—	232,509
Payments of deferred offering costs	—	(7,173)
Proceeds from stock option exercises	47,678	494
Proceeds from employee stock purchase plan	5,344	—
Employee payroll taxes paid for net share settlement of restricted stock units	—	(25,807)
Payments to repurchase common stock	—	(16)
Repayment of debt	(2,200)	(104,050)
Payment of debt issuance costs and other	—	(482)
Net cash provided by financing activities	50,822	95,475
Effect of exchange rate changes on cash	(76)	(787)
Net increase (decrease) in cash, cash equivalents and restricted cash	(22,688)	119,026
Cash, cash equivalents and restricted cash at beginning of period	154,371	35,345
Cash, cash equivalents and restricted cash at end of period	$131,683	$154,371
Supplemental cash flow data:
Interest paid for term debt	$13,502	$20,466
Interest paid for financing obligation on leased facility	$—	$8,152
Cash paid for operating leases	$13,777	$—
Income taxes paid	$756	$535
Non-cash investing and financing transactions:
Fair value of common stock issued as acquisition consideration	$36,204	$—
Stock compensation included in capitalized software costs	$3,503	$2,609
Accrued unpaid capital expenditures	$171	$322
Lease liabilities arising from obtaining right-of-use assets	$7,937	$—
Derecognized financing obligation related to building due to adoption of ASC 842	$92,009	$—
Derecognized building due to adoption of ASC 842	$71,781	$—

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Reconciliation of GAAP to Non-GAAP (Loss) Income from Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2019	2018	2019	2018
GAAP Loss from operations	$(19,513)	$(19,470)	$(66,443)	$(126,493)
GAAP Operating margin	(23)%	(29)%	(22)%	(50)%
Stock-based compensation, net	15,198	15,666	60,245	131,770
Amortization of acquisition intangible assets	3,280	1,033	8,995	4,270
Restructuring	—	3,492	(66)	3,525
Employer payroll taxes on Performance RSUs	—	—	—	1,183
Third-party fees related to credit facility refinancing	—	879	—	879
Non-GAAP Income from operations	$(1,035)	$1,600	$2,731	$15,134
Non-GAAP Operating margin	(1)%	2%	1%	6%

Reconciliation of GAAP to Non-GAAP Loss and Loss per diluted share

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2019	2018	2019	2018
GAAP Net loss	$(21,294)	$(25,198)	$(73,859)	$(154,740)
GAAP Net loss per diluted share	$(0.16)	$(0.20)	$(0.56)	$(1.43)
Weighted-average shares used to compute GAAP net loss per diluted share	134,969	125,454	131,568	107,900

Stock-based compensation, net	15,198	15,666	60,245	131,770
Amortization of acquisition intangible assets	3,280	1,033	8,995	4,270
Restructuring	—	3,492	(66)	3,525
Employer payroll taxes on Performance RSUs	—	—	—	1,183
Third-party fees related to credit facility refinancing	—	879	—	879
Gain on sale of a private company investment	—	—	(1,001)	(999)
Loss on debt extinguishment	—	941	—	941
Income tax effect on Non-GAAP adjustments(3)	254	(339)	(966)	78

Non-GAAP Net loss	$(2,562)	$(3,526)	$(6,652)	$(13,093)
Non-GAAP Net loss per diluted share	$(0.02)	$(0.03)	$(0.05)	$(0.12)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	134,969	125,454	131,568	107,900

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the quarter and year ended December 31, 2019 are under ASC 842 and amounts presented for the quarter and year ended December 31, 2018 are under ASC 840.

(3)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, employer payroll taxes on Performance RSUs, third-party fees related to credit facility refinancing, gain on sale of a private company investment and loss on debt extinguishment. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets and release of valuation allowance as a result of acquisitions.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Calculation of Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Net cash provided by operating activities	$9,419	$11,390	$54,652	$45,372
Purchases of property and equipment	(424)	(1,170)	(2,450)	(9,981)
Capitalized internal-use software	(2,441)	(3,195)	(12,034)	(12,052)
Free cash flow	$6,554	$7,025	$40,168	$23,339
Interest paid for term debt	3,111	4,021	13,502	20,466
Employer payroll taxes on Performance RSUs	—	—	—	1,183
Third-party fees related to credit facility refinancing	—	879	—	879
Unlevered free cash flow	$9,665	$11,925	$53,670	$45,867

Calculation of Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Net loss	$(21,294)	$(25,198)	$(73,859)	$(154,740)
Provision for (benefit from) income taxes	(977)	(322)	(2,779)	148
Other non-operating (income) expenses, net	(521)	430	(3,962)	298
Interest expense	3,279	5,620	14,157	27,801
Depreciation and amortization	12,589	12,046	44,832	47,166
Stock-based compensation, net	15,198	15,666	60,245	131,770
Restructuring	—	3,492	(66)	3,525
Employer payroll taxes on Performance RSUs	—	—	—	1,183
Third-party fees related to credit facility refinancing	—	879	—	879
Adjusted EBITDA	$8,274	$12,613	$38,568	$58,030

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the quarter and year ended December 31, 2019 are under ASC 842 and amounts presented for the quarter and year ended December 31, 2018 are under ASC 840.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Supplemental GAAP and Non-GAAP Information

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2019	2018	2019	2018
GAAP Gross profit	$64,003	$48,917	$230,897	$176,342
GAAP Gross margin	76%	72%	75%	69%
Stock-based compensation, net	853	1,155	3,658	8,931
Amortization of acquisition intangible assets	1,917	488	5,365	1,952
Employer payroll taxes on Performance RSUs	—	—	—	103
Non-GAAP Gross profit	$66,773	$50,560	$239,920	$187,328
Non-GAAP Gross margin	79%	74%	78%	74%

GAAP Research and development	$24,614	$20,191	$90,545	$106,188
GAAP Research and development margin	29%	30%	29%	42%
Stock-based compensation, net	5,296	4,836	21,159	48,739
Employer payroll taxes on Performance RSUs	—	—	—	456
Non-GAAP Research and development	$19,318	$15,355	$69,386	$56,993
Non-GAAP Research and development margin	23%	23%	23%	22%

GAAP Sales and marketing	$36,908	$24,174	$123,573	$95,783
GAAP Sales and marketing margin	44%	36%	40%	38%
Stock-based compensation, net	3,236	2,635	11,950	19,046
Amortization of acquisition intangible assets	1,363	545	3,630	2,318
Employer payroll taxes on Performance RSUs	—	—	—	228
Non-GAAP Sales and marketing	$32,309	$20,994	$107,993	$74,191
Non-GAAP Sales and marketing margin	38%	31%	35%	29%

GAAP General and administrative	$21,994	$20,530	$83,288	$97,339
GAAP General and administrative margin	26%	30%	27%	38%
Stock-based compensation, net	5,813	7,040	23,478	55,054
Employer payroll taxes on Performance RSUs	—	—	—	396
Third-party fees related to credit facility refinancing	—	879	—	879
Non-GAAP General and administrative	$16,181	$12,611	$59,810	$41,010
Non-GAAP General and administrative margin	19%	19%	19%	16%

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the quarter and year ended December 31, 2019 are under ASC 842 and amounts presented for the quarter and year ended December 31, 2018 are under ASC 840.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin,  Non-GAAP general and administrative, Non-GAAP general and administrative margin, adjusted EBITDA, free cash flow and unlevered free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP income from operations, Non-GAAP operating margin: We define Non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets, restructuring, employer payroll taxes on Performance RSUs and third-party fees related to credit facility refinancing. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by revenue.

Non-GAAP net loss, Non-GAAP net loss per share: We define Non-GAAP net loss as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, restructuring, employer payroll taxes on Performance RSUs, third-party fees related to credit facility refinancing, gain on sale of a private company investment and loss on debt extinguishment. Non-GAAP net loss per share is defined as Non-GAAP net loss divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of acquisition intangible assets and employer payroll taxes on Performance RSUs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and employer payroll taxes on Performance RSUs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net, amortization of acquisition intangible assets and employer payroll taxes on Performance RSUs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net, employer payroll taxes on Performance RSUs and third-party fees related to credit facility refinancing. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•

Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods.

•

Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives.  However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.

•

Employer payroll taxes on Performance RSUs: We incurred incremental employer payroll taxes on Performance RSUs during the third quarter of 2018 as a result of our initial public offering. Employer payroll taxes on Performance RSUs are excluded from our Non-GAAP results as we currently do not expect to incur expenses of a similar nature in future periods because we will no longer grant Performance RSUs where a vesting condition is our initial public offering.

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Third-party fees related to credit facility refinancing: Certain financing costs were incurred on a GAAP basis resulting from the refinancing of our credit refinancing of our credit facilities. We expect that such transactions will be infrequent in occurrence and are therefore the incremental expenses incurred are excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new debt refinancing.

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Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

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Loss on debt extinguishment: Loss on debt extinguishment was recognized on a GAAP basis resulting from the refinancing of our credit facilities. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new debt refinancing.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Adjusted EBITDA: We define adjusted EBITDA as net loss excluding provision for (benefit from) income taxes, other non-operating (income) expenses, net, interest expense, depreciation and amortization, stock-based compensation, net, restructuring, employer payroll taxes on Performance RSUs and third-party fees related to credit facility refinancing. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. Some of the limitations of adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from stock-based compensation, and does not reflect the cost to replace depreciated property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. Our free cash flow included cash payments for interest on our long-term debt of $3.1 million and $13.5 million, for the quarter and year ended December 31, 2019, respectively, and $4.0 million and $20.5 million for the quarter and year ended December 31, 2018, respectively. For the year ended December 31, 2018, our free cash flow also included a one-time payment for employer payroll taxes on Performance RSUs of $1.2 million.  For the quarter and year ended December 31, 2018, our free cash flow also included third-party fees related to the refinancing of our credit facilities of $0.9 million. We expect our free cash flow to increase as we reduce cash paid for interest on our long-term debt following the partial repayment of the outstanding indebtedness under our credit facilities of $101.3 million in the fourth quarter of 2018. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Unlevered free cash flow: Unlevered free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment and capitalized internal-use software but prior to the impact of our capital structure. The usefulness of unlevered free cash flow as an analytical tool is limited because it excludes certain items which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and is calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Annual Report on Form 10-K that will be filed for the year ended December 31, 2019, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of February 13, 2019, and we undertake no obligation to update this information.